Exhibit 99.1

Community Bancorp. Reports Second Quarter 2026 Earnings

For immediate release

Derby, VT: July 22, 2026 --- Community Bancorp. (NASDAQ:CMTV), the parent company of Community National Bank (the “Bank”), reported consolidated earnings for the second quarter ended June 30, 2026, of $4.7 million or $0.84 per share, an increase of $628,008 or 15.47% compared to $4.1 million or $0.72 per share reported for the second quarter of 2025. Earnings for the six months ended June 30, 2026, were $9.1 million, or $1.62 per share, also a significant increase of $1.5 million or 19.40% compared to $7.6 million or $1.34 per share in the same period in 2025.

Second Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

(Unaudited)

	Six months Ended	Quarter Ended	Six months Ended	Quarter Ended
	June 30, 2026	June 30, 2026	June 30, 2025	June 30, 2025
Return on average assets	1.47%	1.53%	1.29%	1.38%
Pre-tax, pre-provision net revenue return on average assets	1.96%	2.11%	1.67%	1.81%
Return on average shareholders' equity	15.63%	15.83%	15.05%	15.62%
Net Interest Margin	3.88%	3.95%	3.56%	3.64%
Efficiency Ratio	54.2%	52.8%	57.3%	55.8%
Noninterest expense to average assets	2.31%	2.37%	2.24%	2.29%
Dividend payout	30.86%	29.76%	35.82%	33.33%
Fully diluted tangible book value per common share (1)	$19.51	$19.51	$16.63	$16.63
Total capital to risk-weighted assets (2)	16.05%	16.05%	14.85%	14.85%
Total common equity tier 1 capital to risk-weighted assets (2)	14.79%	14.79%	13.60%	13.60%
Tier I Capital to Average Assets (2)	10.63%	10.63%	10.06%	10.06%
Tangible common equity to tangible assets (1)	9.41%	9.41%	8.21%	8.21%
Earnings per common share	$1.62	$0.84	$1.34	$0.72
Weighted average number of common shares used in computing earnings per share	5,590,465	5,594,749	5,608,997	5,612,675

(1)	Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(2)	Represents Bank-only ratios. Current period capital ratios are preliminary subject to finalization of the Bank’s June 30, 2026 FDIC Call Report.

Total assets for the Company at June 30, 2026, were $1.17 billion, a decrease of $114.8 million from year end 2025, but $6.2 million or 0.53% higher compared to $1.17 billion as of June 30, 2025. The year-to-date change primarily reflects annual maturities of municipal non arbitrage relationships and lower cash balances used to pay off two maturing advances totaling $25.0 million, as well as a cyclical decrease in deposit balances.  Contributing to the Company’s year-over-year growth in assets was growth in the Company's gross loan portfolio of $28.8 million, or 3.06%, compared to the 2025 period. Deposit balances increased $48.7 million, or 5.22%, compared to the same period in 2025 but decreased $89.0 million or 8.31% since year end 2025 reflecting cyclical changes. The year-over-year loan growth was primarily funded by a combination of cash, maturities of securities, as well as an increase in core deposits.

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The Company’s securities portfolio totaled $128 million as of June 30, 2026, an 11.45% decrease compared to $144.6 million as of December 31, 2025. The portfolio is classified as available-for-sale and is required to be reported at fair market value with the unrealized loss, net of a deferred tax adjustment, as an adjustment to total equity. Such unrealized losses reflect the interest rate environment, as current rates remain below the coupon rates on the securities, resulting in a fair market value lower than current book values. As of June 30, 2026, the adjustment to equity was $9.4 million, representing an improvement of $3.1 million from the adjustment to equity of $12.5 million on June 30, 2026 and $9.6 million as of December 31, 2025.

Total net interest income for the second quarter ended June 30, 2026, increased $1.4 million, or 13.68%, to $11.2 million, compared to $9.9 million for the same quarter in 2025. The quarter-over-quarter improvement reflects an increase of $1.1 million, or 7.72%, in interest and fees on loans due to strong loan growth and higher yields, partially offset by higher interest on deposits expense of $37,533, or 0.94%. Net interest income for the six months ended June 30, 2026, increased $2.9 million or 14.81%, to $22.2 million, compared to $19.3 million for the same period in 2025, reflecting the same trends.

The provision for credit losses for the second quarter ended June 30, 2026, was $720,967 compared to $407,046 for the same period in 2025. The year-to-date provision for credit losses was $1.1 million, compared to $732,100 for the same period in 2025. The $380,373 year-over-year increase was driven primarily by strong loan growth. The provision for credit losses for June 30, 2026, was determined under Accounting Standard No. 2016-13, Measurement of Credit Losses on Financial Instruments, commonly referenced as the Current Expected Credit Losses, or CECL.

Total non-interest income for the second quarter ended June 30, 2026, of $2.3 million increased $254,036, or 12.34%, compared to $2.1million for the same period in 2025. Total non-interest income for the six months ended June 30, 2026, grew to $4.1 million, compared to $3.6 million for the six months ended June 30, 2025, an increase of $420,767, or 11.57% year-over-year. Total non-interest expenses increased $497,838, or 7.47%, for the second quarter comparison period, and $1.1 million, or 7.98%, for the six months period year-over-year.

Equity capital increased to $120.9 million, with a book value per share of $21.58, as of June 30, 2026, compared to equity capital of $113.7 million and a book value per share of $20.36 as of December 31, 2025, and $106.3 million and book value per share of $18.69 as of June 30, 2025. This change includes a decrease of $237,432 in unrealized losses in the investment portfolio year-to-date and a decrease of $3.1 million year-over-year, due to changing bond rates, which increased the fair market value of the investment portfolio, as well as an increase of $6.3 million year-to-date and an increase of $12.8 million year-over-year in retained earnings. The unrealized loss position is considered temporary and does not impact the Company’s regulatory capital ratios. In the fourth quarter of 2025, the Company completed the optional redemption of all fifteen of the Company’s outstanding shares of its Series A Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock. The preferred stock value of $1,500,000 was included in the Company’s equity capital as of June 30, 2025.

President and CEO Christopher Caldwell commented on the Company’s results: “Through the first half of 2026, the company continued its strong performance. Community banking thrives through relationship-based banking and this long-term approach to clients and our communities continues to serve us well.  Our inclusion in both the ABA Nasdaq Community Bank Index and the Russell 2000 Index has increased the Company’s visibility among investors and may support broader market awareness of our stock over time.  Tangible book value per share increased by 17% for the year-to-date period compared to the same period of 2025. Year-to-date earnings per share increased 20% compared to the same period last year, and 16% for the second quarter compared to the same quarter of 2025.  These results demonstrate the Company’s commitment to serving our customers as Vermont’s Community Bank.  We are grateful for the trust that our communities, clients, and shareholders have placed in us.”

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As previously announced, the Company declared a quarterly cash dividend of $0.25 per share payable August 1, 2026, to shareholders of record as of July 15, 2026.

About Community Bancorp.

Community Bancorp. is the parent holding company for Community National Bank, headquartered in Derby, Vermont.   Community National Bank is an independent bank that has been serving its communities since 1851, with retail banking offices located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg Falls as well as loan offices located in Burlington, Vermont and Lebanon, New Hampshire

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements about the Company’s financial condition, capital status, dividend payment practices, business outlook and affairs. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Although these statements are based on management’s current expectations and estimates, actual conditions, results, and events may differ materially from those contemplated by such forward-looking statements, as they could be influenced by numerous factors which are unpredictable and outside the Company’s control. Factors that may cause actual results to differ materially from such statements include, among others, the following: (1) general national or regional economic conditions, national fiscal or monetary policies, or national or international tariff or trade conditions result in a deterioration of the credit quality of our loan portfolio or diminished demand for the Company’s products and services; (2) changes in laws or government rules, or the way in which courts interpret those laws or rules, adversely affect the financial industry generally or the Company’s business in particular, or may impose additional costs and regulatory requirements; (3) interest rates change in such a way as to reduce the Company’s interest margins and its funding sources; and (4) competitive pressures increase among financial services providers in the Company’s northern New England market area or in the financial services industry generally, including pressures from nonbank financial service providers, from increasing consolidation and integration of financial service providers and from changes in technology and delivery systems, and other factors that are listed from time to time in our financial filings with the SEC, including our Forms 10Q and 10K. The Company cautions you not to rely unduly on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results or events. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as pre-tax, pre-provision income; fully diluted tangible book value per common share and tangible common equity to tangible assets. Management believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found at the end of this document.

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Community Bancorp. And Subsidiary

Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and due from banks	$19,772,554	$11,802,391
Federal funds sold and overnight deposits	5,840,996	116,259,370
Total cash and cash equivalents	25,613,550	128,061,761
Securities available-for-sale (amortized cost $139,848,277 and $156,694,754 at 06/30/26 and 12/31/25, respectively	127,982,828	144,528,758
Restricted equity securities, at cost	1,918,950	2,933,050
Loans held-for-sale	813,332	138,000
Loans	970,535,252	965,285,662
Allowance for credit losses	(11,881,321)	(10,864,983)
Deferred net loan costs	940,423	786,604
Net loans	959,594,354	955,207,283
Bank premises and equipment, net	12,220,494	12,090,886
Accrued interest receivable	4,505,039	4,607,975
Bank owned life insurance	5,435,603	5,398,085
Goodwill	11,574,269	11,574,269
Other real estate owned	-	319,019
Other assets	23,090,295	22,699,860
Total assets	$1,172,748,714	$1,287,558,946
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$204,738,374	$218,842,543
Interest-bearing transaction accounts	278,551,211	299,636,739
Money market funds	125,665,889	187,132,921
Savings	146,071,626	142,543,291
Time deposits, $250,000 and over	48,195,437	46,913,997
Other time deposits	178431659	175,598,510
Total deposits	981,654,196	1,070,668,001
Repurchase agreements	35,019,257	41,498,171
Borrowed funds	10,975,022	35,975,022
Junior subordinated debentures	12,887,000	12,887,000
Accrued interest and other liabilities	11,319,225	12,843,774
Total liabilities	1,051,854,700	1,173,871,968
Shareholders' Equity
Common stock - $2.50 par value; 15,000,000 shares authorized, 5,902,267 shares issued at 06/30/26, 5,882,266 shares issued at 12/31/25	14,755,668	14,705,665
Additional paid-in capital	40,757,013	40,076,561
Retained earnings	79,287,690	73,021,908
Accumulated other comprehensive loss	(9,373,705)	(9,611,137)
Less: treasury stock, at cost; 300,409 shares at 06/30/26 and 299,399 shares at 12/31/25	(4,532,652)	(4,506,019)
Total shareholders' equity	120,894,014	113,686,978
Total liabilities and shareholders' equity	$1,172,748,714	$1,287,558,946

Book value per common share outstanding	$21.58	$20.36

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Community Bancorp. and Subsidiary

Consolidated Statements of Income (unaudited)

	Quarter Ended	Quarter Ended
	June 30, 2026	June 30, 2025
Interest income
Interest and fees on loans	$14,748,598	$13,691,705
Interest on taxable debt securities	741,821	948,048
Interest on tax-exempt debt securities	80,411	80,411
Dividends	47,363	58,595
Interest on federal funds sold and overnight deposits	424,413	71,857
Total interest income	16,042,606	14,850,616
Interest expense
Interest on deposits	4,009,541	3,972,008
Interest on borrowed funds	301,838	444,596
Interest on repurchase agreements	262,376	298,057
Interest on junior subordinated debentures	221,045	241,413
Total interest expense	4,794,800	4,956,074
Net interest income	11,247,806	9,894,542
Credit loss expense	720,967	407,046
Net interest income after credit loss expense	10,526,839	9,487,496
Non-interest income
Service fees	988,219	969,775
Income from sold loans	89,692	96,705
Other income from loans	537,043	331,759
Income from investment in CFS Partners	579,795	548,307
Other income	117,998	112,165
Total non-interest income	2,312,747	2,058,711
Non-interest expense
Salaries and wages	2,632,767	2,392,661
Employee benefits	1,102,841	1,056,273
Occupancy expenses, net	779,462	794,451
Other expenses	2,650,168	2,424,015
Total non-interest expense	7,165,238	6,667,400
Income before income taxes	5,674,348	4,878,807
Income tax expense	986,564	819,031
Net income	$4,687,784	$4,059,776
Earnings per common share	$0.84	$0.72
Weighted average number of common shares used in computing earnings per share	5,594,749	5,612,675
Dividends declared per common share	$0.25	$0.24

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	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025
Interest income
Interest and fees on loans	$29,181,219	$26,906,737
Interest on taxable debt securities	1,546,571	1,807,276
Interest on tax-exempt debt securities	160,823	160,823
Dividends	99,321	106,485
Interest on federal funds sold and overnight deposits	1,081,511	393,806
Total interest income	32,069,445	29,375,127
Interest expense
Interest on deposits	8,186,172	8,157,915
Interest on borrowed funds	687,788	815,574
Interest on repurchase agreements	556,106	584,016
Interest on junior subordinated debentures	443,692	484,758
Total interest expense	9,873,758	10,042,263
Net interest income	22,195,687	19,332,864
Credit loss expense	1,112,473	732,100
Net interest income after credit loss expense	21,083,214	18,600,764
Non-interest income
Service fees	1,924,696	1,856,557
Income from sold loans	159,237	166,082
Other income from loans	887,238	601,927
Income from investment in CFS Partners	822,234	797,658
Other income	264,682	215,096
Total non-interest income	4,058,087	3,637,320
Non-interest expense
Salaries and wages	5,211,603	4,712,727
Employee benefits	2,214,118	2,074,245
Occupancy expenses, net	1,554,443	1,576,307
Other expenses	5,242,433	4,807,731
Total non-interest expense	14,222,597	13,171,010
Income before income taxes	10,918,704	9,067,074
Income tax expense	1,861,817	1,481,843
Net income	$9,056,887	$7,585,231
Earnings per common share	$1.62	$1.34
Weighted average number of common shares used in computing earnings per share	5,590,465	5,608,997
Dividends declared per common share	$0.50	$0.48

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Community Bancorp. and Subsidiary

Earnings Per Share (“EPS”) (unaudited)

(Dollars in thousands, except share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30
	2026	2025	2026	2025
	(In thousands, except per share data)
Net income	$4,688	$4,060	$9,057	$7,585
Less: dividends to preferred shareholders	–	$28	–	$56
Net income available to common shareholders	$4,688	$4,032	$9,057	$7,529
Weighted average number of common shares used in computing earnings per share	5,594,749	5,612,675	5,590,465	5,608,997
Earnings per common share	$0.84	$0.72	$1.62	$1.34

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

Community Bancorp. and Subsidiary

(Dollars in thousands, except share data)

Quarter Ended
June 30, 2026
Computation of Pre-tax, pre-provision net revenue
Net interest income	$11,247,806
Non-interest income	$2,312,747
Less: Non-interest expense	$7,165,238
Pre-tax, pre-provision net revenue	$6,395,315

Computation of Pre-tax, pre-provision net revenue return on average assets
Pre-tax, pre-provision net revenue	$6,395,315
Average Assets	$1,228,309,434
Pre-tax, pre-provision net revenue return on average assets	2.11%

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	As of
	June 30, 2026	December 31, 2025	June 30, 2025
Computation of Fully Diluted Tangible Book Value per Common Share
Total shareholders' equity	$120,894	$113,687	$106,343
Less:
Preferred Stock	–	–	$1,500
Common shareholders' equity	$120,894	$113,687	$104,843
Less:
Goodwill	$11,574	$11,574	$11,574
Other Intangibles	–	–	–
Tangible common shareholders' equity	$109,320	$102,113	$93,269

Common shares issued and outstanding	5,601,858	5,582,927	5,608,914

Fully Diluted Tangible Book Value per Common Share	$19.51	$18.29	$16.63

	As of
	June 30, 2026	December 31, 2025	June 30, 2025
Computation of Tangible Common Equity to Tangible Assets
Common Equity	$120,894	$113,687	$106,343
Less:
Goodwill	$11,574	$11,574	$11,574
Other Intangibles	–	–	–
Tangible Common Equity	$109,320	$102,113	$94,769

Total Assets	$1,172,749	$1,287,559	$1,166,586
Less:
Goodwill	$11,574	$11,574	$11,574
Other Intangibles	–	–	–
Tangible Assets	$1,161,175	$1,275,985	$1,155,012

Tangible Common Equity to Tangible Assets	9.41%	8.00%	8.21%

For more information, contact:

Investor Relations

ir@communitynationalbank.com

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